Exhibit 10.9

MICHIGAN LIFE SCIENCE AND INNOVATION CENTER LEASE

In consideration of the rents and covenants set forth below, Michigan Life Science and Innovation Center, LLC hereby leases to Tenant (as hereinafter defined), and Tenant hereby leases from Landlord, the Leased Premises (as hereinafter defined) upon the following terms and conditions:

ARTICLE 1 - FUNDAMENTAL LEASE PROVISIONS

The provisions in this Article shall be referred to in this Lease as the “Fundamental Lease Provisions.” Unless otherwise defined herein, capitalized terms used in this Lease shall have the meanings listed in the Fundamental Lease Provisions.

Execution Date:	March 9, 2012

Commencement Date:	May 1, 2012

Landlord:	Michigan Life Science and Innovation Center, LLC

Landlord’s Address:	201 South Division, Suite, Suite 430 Ann Arbor, Michigan 48104

Tenant:	ProNAi Therapeutics, Inc.

Tenant’s Address:	46701 Commerce Center Drive Plymouth, MI 48116

Land:	The real property commonly known 46701 Commerce Center Drive Plymouth, Michigan, as more particularly described on Exhibit A attached hereto.

Building:	The building located on the Land.

Leased Premises:	Approximately 955 rentable square feet (includes common area factor of 1.4) of laboratory space commonly known as Office Suite C, all in the Building and as shown on the sketch attached hereto as Exhibit B.

Tenant’s Proportionate Share:	Not applicable

Initial Term:	6 month period ending October 31, 2012

Renewal Terms:	Month-to-month basis following the initial term

Lease Year:	Each twelve month period commencing on the Commencement Date and each anniversary thereof; provided, however, that if the Commencement Date falls on other than the first day of a calendar month, each Lease Year commence on the first day of the calendar month first following the Commencement Date.

Base Rent:	$32 per rentable square foot of laboratory space, each as subject to increase as provided in Section 3.1(b) below. Initial monthly rent is $2,000 for the first 6 months through October 31, 2012. Beginning November 1, 2012 the monthly rent is $2,546.67 per month.

Security Deposit:	$2,500 due on the Commencement Date

Permitted Use:	[Pharmaceutical research and development, and uses incidental thereto.]

References in this Article 1 to other Sections are for convenience and designate some of the other Articles where references to the Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all of the terms provided under such Fundamental Lease Provision. In the event of any conflict between any Fundamental Lease Provision and the balance of this Lease, the latter shall control.

ARTICLE 2 - GRANT OF LEASE; TERM

2.1 Grant of Lease. In consideration of the payments of rent and other amounts to be made by Tenant and the covenants and conditions to be kept and performed by Tenant, all as set forth in this Lease, Landlord leases the Leased Premises to Tenant, together with the non-exclusive right to (a) use the interior and exterior common and public areas and facilities, including the surface parking facilities appurtenant to the Building (collectively, the “Common Areas”) as may be designated by Landlord for the use in common by all of the tenants of the Building, and (b) access on the fee basis established by the Landlord or its agent from time to time to use the vivarium space and facilities located in the Building (the “Vivarium”).

2.2 Term.

(a) The Initial Term shall be as set forth in the Fundamental Lease Provisions. Notwithstanding the foregoing, Landlord shall have no obligation to deliver the Leased Premises for occupancy to Tenant until the applicable governmental authority shall have issued a certificate of occupancy and any other applicable approvals necessary to allow for the Permitted Use after prosecution of Tenant’s improvements thereto as hereinafter provided.

(b) Provided Tenant is not then in default under this Lease beyond (notice and cure periods), Tenant shall have the option to extend the Initial Term by each of the Renewal Term(s) described in the Fundamental Lease Provisions by giving Landlord notice of its election to extend the term of this Lease by such Renewal Term not less than one hundred and eighty (180) days prior to expiration of the Initial Term or the then running Renewal Term, as the case may be. The terms and conditions of this Lease shall apply during each Renewal Term.

(c) The Initial Term, as it may be extended by one or more Renewal Terms, shall be hereinafter referred to as the “Lease Term.”

ARTICLE 3 - BASE RENT AND OTHER PAYMENTS

3.1 Base Rent.

(a) Tenant shall pay Landlord monthly installments of Base Rent for the Leased Premises, initially in the amount(s) set forth in the Fundamental Lease Provisions, in advance, commencing on the Commencement Date and continuing on the first day of each calendar month during the Lease Term. If the Commencement Date is a day other than the first day of a calendar month, Tenant shall, on the Commencement Date, pay Landlord a fraction of the Base Rent equal to the number of days remaining in such month, divided by the total number of days in such month.

(b) As of the commencement of the second Lease Year and continuing with the commencement of each Lease Year thereafter during the Lease Term, the Base Rent shall increase by the same percentage increase, if any, in the consumer price index issued by the Bureau of Labor Statistics, United States Department of Commerce, for all urban consumers, Detroit-Ann Arbor, all items (1982-84 = 100) (or if such index is no longer published, any index similarly providing an indicator of inflation) over twelve (12) month period ending three (3) months prior to the end of the Lease Year ending immediately prior to the Lease Year to which such increase would apply. The increase will be the higher percentage of either 2% or the CPI rate described in this section.

3.2 Utilities Cost; Additional Rent.

For purposes of this Lease, Tenant’s payment of Base Rent shall include Tenant’s Proportionate Share of Expenses and Taxes (as each term is defined below) (the “Additional Rent”). For purposes of this Section:

“Expenses” shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, repair and replacement and administration of the Land and the Building, including, without limitation or duplication, (A) the costs incurred for air conditioning; mechanical ventilation; heating; cleaning; rubbish removal from Common Areas; snow removal; parking lot maintenance and repairs; general landscaping and maintenance; window washing, electric current for the Common Areas; reasonable management fees not to exceed 3% of gross rents (which services shall be provided to Tenant on Landlord’s behalf through one or more third parties engaged by Landlord or Landlord’s agent for such purpose); repairs, replacement, and maintenance of the Land and the Building; fire, extended coverage, boiler, sprinkler, apparatus, general liability and property damage insurance (including loss of rental income insurance); supplies; sales, use and other similar taxes; water rates and sewer charges; and any other costs, charges and expenses which, under generally accepted accounting principles and practices, consistently applied, would be regarded as maintenance; repair and operating expenses, and (B) an allocable portion of the cost of capital improvement items made to the Building by Landlord after the Commencement Date which are reasonably calculated to reduce Expenses, such cost to be amortized over the reasonably established useful life of the capital improvement on a straight-line basis; provided, however, that to the extent that any utilities are separately metered to the Leased Premises and/or any services are contracted for directly by Tenant, then any charges for such items shall not be included in “Expenses.” Landlord shall provide Tenant with a budget of Landlord’s reasonable estimate of Expenses not less than ninety (90) days prior to each calendar year, in reasonable detail. Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs. Expenses shall also not include (a) repairs or other work occasioned by (i) fire, earthquake, windstorm, or other casualty of the type which Landlord has insured or is required to insure pursuant to the terms of this lease, or for which Landlord is entitled to reimbursement, whether or not collected, from third parties, or (ii) the exercise of the right of eminent domain; (b) marketing costs, leasing commissions, finders’ fees, attorney’s fees, costs, and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, prospective tenants or other occupants, or the sale or refinancing of the Building, or legal fees incurred in connection with this lease; (c) expenses, including permits, license, design, space planning, and inspection costs, incurred in tenant build-out, renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants of space; (d) Landlord’s costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed, whether or not collected, by such tenants as a separate additional charge or rental over and above the basic rent or escalation payment payable under the lease with such tenant; (e) except as otherwise expressly permitted above, costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles consistently applied, and all other costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment and capital tools all determined in conformity with generally accepted accounting principles consistently applied; (f) expenses in connection with non-Building standard services or benefits of a type which are not provided to Tenant but which are provided to other tenants or occupants of the Building, or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building without direct charge; (g) costs incurred due to violation by Landlord or any tenant or other occupant of the terms and conditions of any lease or other rental agreement covering space in the Building; (h) amounts paid to subsidiaries or other affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services on or to the Land, the Building or the premises (or any portion thereof), to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord;(i) bad debt expenses, payments of principal, interest, late fees, prepayment fees or other charges on any debt or amortization payments on any mortgage or mortgages executed by Landlord covering the Land or the Building (or any portion thereof) now or in the future, rental concessions or negative cash flow guaranties, or rental payments under any ground or underlying lease or leases;(j) Landlord’s general administrative overhead expenses for services not specifically performed for the Building, or salaries of any officer or employee of Landlord (or any subsidiary or affiliate of Landlord) above the grade of building manager; (k) all items and services for which Tenant pays directly to third parties or for which tenants reimburse Landlord; (1) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or any other tenant of the Building; (m) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority; (n) costs for relating to sculpture, paintings, or other art; (o) rentals and other related expenses incurred in the leasing of air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building; (p) building, project, asset or other management fees in an aggregate amount in excess of the comparable market rates for such services in the area in which the Building is located; (q) costs incurred to comply with, any laws, statutes, ordinances, codes or other governmental rules, regulations or requirements, or with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, in effect and applicable to the Building as of the date of this Lease; (r) any costs necessitated by or resulting from the negligence of Landlord, its agents, employees and/or independent contractors; (s) charitable or political contributions; (t) expenses in connection with claims for personal injury or property damage alleged to have arisen from or in connection with the existence, condition or operation of the Building, including without limitation costs incurred in connection with the defense of such claims; (u) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, or the operation of any parent, subsidiary or affiliate of Landlord, as the same are distinguished from the costs of operation of the Building, including without limitation partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, and costs of any disputes between Landlord and its employees or disputes of Landlord with third-party building management; (v) costs incurred in connection with investigating, assessing, removing, encapsulating or otherwise remediating or abating asbestos or other hazardous or toxic materials or other forms of contamination in or on the Building or on or under the real property or any part thereof (including without limitation groundwater contamination); (w) costs incurred in connection with compliance with Americans with Disabilities Act, as such Act may hereafter be amended; (x) costs of signs in or on the Building identifying the owner of the Building or signs (other than the Building directory in the lobby of the Building) identifying other tenants of the Building or their employees, divisions, subsidiaries, subtenants or assignees.

“Taxes” shall mean the amount incurred by Landlord of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Land and the Building, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction and shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Land and/or the Building, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall also include any expenses incurred by Landlord in determining or attempting a successful reduction of Taxes. Notwithstanding anything herein contained to the contrary, if the Building is separately assessed for real estate tax purposes, the Taxes shall include such separately assessed Taxes plus an allocable portion of the Taxes on the Common Areas (as reasonably determined by Landlord) and if the Building is not so separately assessed, Landlord shall allocate the Taxes among the Building and other buildings on the Development on a reasonable and equitable basis (including the Taxes allocable to the Common Areas).

3.3 Place and Manner of Payment. Tenant shall make all payments of Base Rent, Additional Rent and all other payments due Landlord under this Lease at the address for Landlord set forth in the Fundamental Lease Provisions, or at such other place as Landlord may designate to Tenant by notice.

3.4 Late Charge. If any installment of the Base Rent, Additional Rent or any other payment provided for under this Lease which is payable by Tenant is not received by Landlord within ten (10) days after written notice to Tenant, Tenant shall immediately pay Landlord an amount equal to five percent (5%) of the overdue amount as a late charge (the “Late Charge”). Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment by Tenant. Acceptance of the Late Charge by Landlord shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease.

3.5 Interest on Overdue Amounts. The Base Rent, Additional Rent and all other amounts due Landlord under this Lease which are not paid within ten (10) days after written notice to Tenant shall bear interest at a per annum rate (the “Default Rate”) equal to the “prime rate” (or substantial equivalent) announced from time to time (as adjusted monthly) by Comerica Bank (or any successor financial institution), plus two percent (2%), from the date due until paid; provided, however, that if the Default Rate shall exceed the lawful rate of interest which Landlord is entitled to charge under applicable Michigan law, then the per annum rate of interest on any such overdue amounts shall be the maximum rate permitted by applicable law.

3.6 Advances by Landlord. In the event that Tenant shall fail to timely pay any amount due Landlord under this Lease other than the Base Rent within ten (10) days after written notice to Tenant, Landlord, at its option, may advance such payment on behalf of Tenant (each an “Advance”). Tenant shall pay Landlord the amount of any Advance, together with interest thereon at the Default Rate from the date of such advance by Landlord until repayment thereof by Tenant. Tenant shall make such repayment not later than the first day of the calendar month following the date of such Advance.

3.7 Security Deposit. Upon the Execution Date, Tenant shall deposit with Landlord the Security Deposit as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to timely pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease beyond applicable notice and cure periods hereunder, Landlord may use, apply, or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord shall have no obligation to apply the Security Deposit against any amount due or owing from Tenant under this Lease or against any Advance made by Landlord, nor shall the rights and remedies of Landlord under this Lease be affected in any manner by the fact that Landlord holds the Security Deposit. If, however, Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to the full amount stated above, and Tenant’s failure to do so shall constitute a default under this Lease. Landlord shall not be required to keep the security deposit separate from its general accounts or to pay interest thereon, unless otherwise required by applicable law. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof after application thereof by Landlord in accordance with this Section 3.7, as has not been applied by Landlord, shall be returned, in cash, without payment of interest or other increment for its use, to Tenant at the expiration of the Lease Term. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

3.8 Other Taxes. Tenant shall pay prior to delinquency, all taxes assessed against and levied or assessed by municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to (a) the Leased Premises or any leasehold interest, (b) all furniture, fixtures, equipment and any personal property of any kind owned by Tenant or any previous tenant and occupant, and placed, installed or located in, within, upon or about the Leased Premises or the Building, (c) all alterations, additions or improvements of whatsoever kind or nature, if any, made to the Leased Premises or the Building by Tenant, or any previous tenant or occupant of the Leased Premises, and (d) rents or other charges payable by Tenant to Landlord, irrespective of whether any of the terms described in clauses (a) through (d) above are assessed against real or personal property, and irrespective of whether any of such items are assessed to or against Landlord or Tenant. Tenant shall cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Landlord, including, without limitation, all improvements made within the Leased Premises by or on behalf of Tenant at Tenant’s expense as provided in M.C.L.A. §211.8(h), as amended. Accordingly, Tenant shall report such leasehold improvements as personal property in the statement of assessable property that Tenant is required to file by M.C.L.A. §211.19, as amended, and shall cooperate with Landlord in ensuring that such leasehold improvements are not assessed as real property. Notwithstanding the foregoing, to the extent that Landlord shall have paid any of the foregoing taxes and assessments directly to the applicable taxing authority, any such payment shall constitute an Advance hereunder.

3.9 Nature of Lease. This Lease shall be deemed and construed to be a “gross lease”. Tenant shall be solely responsible for and shall promptly pay all necessary fees, deposits and charges, including use and/or connection fees, hook-up fees, stand by fees, and/or penalties for discontinued or interrupted service, for any service or utility used in or upon or furnished to the Leased Premises, irrespective of whether Landlord has paid for these services in advance, or otherwise.

ARTICLE 4 - USE, CARE AND OCCUPANCY OF THE LEASED PREMISES

4.1 Use and Purpose. Unless Landlord shall otherwise consent in writing (which consent shall not be unreasonably withheld), Tenant shall use the Leased Premises solely for the Permitted Use and in a manner consistent with the zoning ordinance applicable to the Land.

4.2 Care of Leased Premises. Tenant shall not perform any acts or carry on any practices within the Leased Premises that may damage the Leased Premises.

4.3 Compliance with Law. Tenant shall, at Tenant’s sole expense, comply in all material respects with all applicable laws, ordinances, orders, rules, regulations, of any governmental authorities and with any directive of any public officer which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Leased Premises, or the use or occupation thereof including, without limitation, any governmental law or statute, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect relating to the environment, health or safety, including, without limitation, the safe and lawful use and storage of biomedical and nuclear products, materials and devices used by Tenant in its operations, as well as the legal removal of any “medical waste,” “biological waste,” “nuclear waste” or otherwise hazardous material from the Leased Premises, but only to the extent any such alterations, modifications or improvements are required as a result of any leasehold improvements, alterations or additions made to the Leased Premises by or on behalf of Tenant or the particular business operations or use of Tenant in the Leased Premises. Tenant shall not use or permit the Leased Premises to be used in any manner that will result in waste or the creation of a nuisance, and Tenant shall maintain the Leased Premises free of any objectionable noises, odors or disturbances. To the extent the Tenant makes use of the Vivarium, Tenant shall comply with all applicable laws relating to the import, handling, use and disposal of animals and animal products. Notwithstanding the foregoing, in no event shall Tenant have liability or indemnity obligation under this Section 4.3, with respect to any condition existing prior to the date hereof.

4.4 Prohibited Use. Tenant shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises or commit or suffer to be committed any waste in, on or about the Leased Premises. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Leased Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building, Tenant shall pay Landlord the amount of any such increases on demand.

4.5 Permits and Licenses. Tenant shall, at its sole cost and expense, be solely responsible to apply for, and secure, any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Tenant is required or permitted to do under the provisions of this Lease.

4.6 Environmental Compliance. Tenant hereby agrees that:

(a) Tenant shall, at its sole cost and expense at all times during the Term, comply in all respects with the Relevant Environmental Laws (as hereinafter defined) in its use and operation of the Leased Premises, and in its storage or use of any Hazardous Substances.

(b) Tenant shall notify Landlord promptly and in reasonable detail in the event that Tenant becomes aware of or suspects (i) the presence of any Hazardous Substance (as hereinafter defined) on the Leased Premises (other than any Permitted Hazardous Substance (as hereinafter defined)), (ii) the presence of Asbestos (as hereinafter defined) on the Leased Premises, or (iii) a violation of the Relevant Environmental Laws on the Leased Premises.

(c) If Tenant uses or permits the Leased Premises to be used so as to subject Tenant, Landlord or any occupant of the Leased Premises to a claim of violation of the Relevant Environmental Laws (unless contested in good faith by appropriate proceedings), Tenant shall immediately cease or cause cessation of such use or operations and shall remedy and fully cure any conditions arising therefrom, at its sole cost and expense.

(d) At its sole cost and expense, Tenant shall keep the Leased Premises free of any liens imposed pursuant to the Relevant Environmental Laws by reason of acts or omissions of Tenant, its employees, officers, directors, contractors, agents, customers, guests and invitees.

(e) Tenant shall indemnify, save and hold Landlord harmless from and against any claim, liability, loss, damage or expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any violation of the covenants of Tenant contained in this Section by Tenant, or out of any violation of the Relevant Environmental Laws by Tenant, its owners, employees, agents, contractors, customers, guests and invitees, which indemnity obligation shall survive the expiration or termination of this Lease.

(f) In the event that Tenant fails to comply with the any of the foregoing requirements of this Section, after the expiration of the cure period permitted under the Relevant Environmental Laws, if any, Landlord may, but shall not be obligated to, exercise its right to do one or more of the following: (i) elect that such failure constitutes an Event of Default; and (ii) take any and all actions, at Tenant’s sole cost and expense, that Landlord deems necessary or desirable to cure any such noncompliance. Any costs incurred by Landlord pursuant to this subsection shall constitute an Advance.

Nothing contained in this Article 4 shall be construed to subject Tenant to any liability or indemnity obligation with respect to any condition existing prior to the date hereof.

Capitalized terms used in this Section and not otherwise defined herein shall have the following meanings:

“Asbestos” means that term as it is defined under the Relevant Environmental Laws, and shall include, without limitation, asbestos fibers and friable asbestos, as such terms are defined under the Relevant Environmental Laws.

“Hazardous Substance” means any of the following as defined by the Relevant Environmental Laws: solid wastes; biological, medical or nuclear waste or materials; toxic or hazardous substances, petroleum products or derivatives, wastes, or contaminants (including, without limitation, polychlorinated biphenyls (“PCBs”), paint containing lead, and urea-formaldehyde foam insulation; and discharges of sewage or effluent.

“Relevant Environmental Laws” means all applicable federal, state and local laws, rules, regulations, orders, judicial determinations, and decisions or determinations by any judicial, legislative or executive body of any governmental or quasi-governmental entity, as they may be amended from time to time, whether presently existing or hereinafter enacted, adopted or ordered with respect to: (a) the existence on, discharge from or to, or removal from all or any portion of the Leased Premises of any Hazardous Substance; and (b) the effects on the environment of all or any portion of the Leased Premises, or of any activity now, previously, or hereafter conducted on the Leased Premises.

“Permitted Hazardous Substance” means any Hazardous Substance which is necessary and commercially reasonable for the provision of any good or service related to the Permitted Use.

4.7 Quiet Enjoyment. Upon timely payment of all amounts due Landlord under this Lease and performance of the covenants and agreements herein contained, in the manner and at the time set therefor, Tenant shall, and may peacefully and quietly have, hold and occupy the Leased Premises during the Lease Term.

ARTICLE 5 - MAINTENANCE AND SERVICES

5.1 Landlord’s Obligations.

(a) Landlord shall, and at its sole cost and expense, make all necessary capital and non-capital repairs, and replacements to (i) the foundations, outer wall, roof and other structural components of the Building, (ii) the Common Areas, and (iii) Building mechanical, electrical, plumbing, elevator and HVAC systems servicing the Building. Landlord shall additionally make certain minor ordinary course repairs to the Leased Premises, including ceiling tile replacement, light bulb replacement in the Common Areas, door repairs and repair of window treatment mechanicals. Notwithstanding the foregoing or anything contained elsewhere in this Lease to the contrary, in the event that Landlord shall reasonably determine that Tenant, or Tenant’s owners, agents, contractors, directors, officers, employees, guests, invitees, customers or licensees, shall have committed waste upon, abused or otherwise damaged any of, the structures, systems, improvements or other components of the Building or the Leased Premises described in, or contemplated by, this subsection, Landlord shall cause them to be repaired or replaced, as necessary, and the cost thereof shall constitute an Advance.

(b) Landlord shall arrange for and supervise rubbish removal, snow removal, lawn and landscaping service, maintenance and repair for the Common Areas, including the sidewalks, driveways and parking area, as applicable, serving the Building.

(c) Landlord shall provide Tenant with such number of keys and electronic key cards for the Leased Premises and the Building as Tenant shall reasonably require for its owners and employees. Within ten (10) days after receipt of an invoice therefor from Landlord, Tenant shall reimburse Landlord for any cost incurred by Landlord to replace any lost key or electronic key card and failure to timely do so shall constitute an Advance. Upon not less than one business days’ notice to Landlord, Landlord will deactivate any electronic key card specifically identified by Tenant as having been lost. Upon expiration or earlier termination of this Lease, Tenant shall return all such keys and electronic key cards to Landlord. In addition, Tenant shall have the right to install any additional security system for the Leased Premises at its sole cost and expense and any such installation shall constitute an Alteration (as defined in Section 6.2 hereof) for purposes of this Lease; provided Landlord’s prior written consent for the additional security system shall (i) be deemed to have been granted and (ii) not be conditioned upon a requirement for Tenant to remove the same.

(d) Tenant acknowledges that it has inspected the Leased Premises and the mechanical, electrical, plumbing and heating, ventilation and air conditioning systems serving the Leased Premises and agrees to accept the same in their “as is” condition, without warranty of any kind.

5.2 Tenant’s Obligations.

(a) Except as specifically provided in the foregoing Section, Tenant shall, at its sole cost and expense continuously keep and maintain the Leased Premises in a clean and safe condition and maintain the same in good repair, including, without limitation, janitorial service. In the event that Tenant has failed in any respect to observe and perform the covenant contained in the foregoing sentences of this Section, Landlord may (but shall not be obligated to) within ten (10) days after written notice from Landlord to Tenant, cause the Leased Premises to be maintained or repaired, and the cost thereof shall constitute an Advance.

(b) Tenant shall, at its sole cost and expense, install or cause to be installed voice and data cabling in the Leased Premises, as well as any auxiliary cooling for Tenant’s computer servers. Landlord shall provide access to the Leased Premises to Tenant and Tenant’s contractors prior to the Commencement Date for such purpose provided that neither Tenant nor its contractor’s shall unreasonably interfere with the performance by Landlord or its contractors in completing the obligations of Landlord under Section 5.1(d) hereof. During such time as Tenant or any of its contractors are in the Leased Premised prior to the Commencement Date (i) they shall not unreasonably interfere with any use of the Building by Landlord or any other tenant in the Building, (ii) Tenant shall be liable for any damage, loss or injury caused by any or such persons or to the Leased Premises and the Building, and (c) Tenant shall save, defend, indemnify and hold Landlord harmless from any such damage, loss or injury, including, without limitation, costs and expenses of investigating, defending and settling or litigating any claim, including reasonable attorneys’ fees and disbursements, arising out of the presence of such persons in the Leased Premised or the Building prior to the Commencement Date.

5.3 Utilities.

(a) Subject to the Tenant’s obligations under Section 3.2 hereof, Landlord shall ensure the delivery of and pay the cost of all utilities for the Building, including electricity, gas, hot and cold water. Tenant, however, shall be solely responsible for the installation and payment for telephone, cable, internet (whether dial-up, DSL, cable modem or other service) and other utility services installed for the Leased Premises or the occupants thereof; including, without limitation, fees and taxes thereon. Tenant shall also, at its sole cost and expense, provide janitorial services for the Leased Premises.

(b) Except as otherwise set forth in this Lease, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service being furnished to the Leased Premises, and no such failure or interruption shall entitle Tenant to any abatement of, set off or reduction in the amounts payable to Landlord hereunder or otherwise entitle Tenant to terminate this Lease. Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, except any of the same due to any negligent or wrongful act or neglect of Tenant or Tenant’s agents, employees or contractors (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than two (2) full business days after Landlord shall have received notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Leased Premises are materially adversely affected, then there shall be an abatement of one day’s Base Rent and Additional Rent for each day during which such Service Interruption continues after such two (2) business days. For purposes hereof; the term “Essential Services” shall mean the following services: heat or cooling (during the appropriate season), access to the Leased Premises, water and sewer/septic service and electricity.

(c) Landlord shall keep and maintain the Leased Premises at a commercially reasonable temperature to comply with ASHRAE standards for office and laboratory occupancy, as applicable, between the hours of 8 a.m. to 6 p.m. on weekdays that are not official national or state holidays. Tenant acknowledges and understands that the temperature within the Leased Premises is centrally controlled and timed and is measured by sensors in the Leased Premises that are subject to manual override with respect to timing. Landlord agrees that so long as Tenant does not operate its business within the Leased Premises in more than a single shift that runs between such times, Tenant shall have the right to override the timing controls during off hours and on weekends to ensure that the Leased Premises are at a commercially reasonable temperature. However, in the event that Tenant shall maintain more than one operating shift, Tenant acknowledges and agrees that Landlord may charge Tenant for the additional utility charges incurred by Landlord to maintain the Leased Premises at a commercially reasonable temperature to comply with ASHRAE standards for office and laboratory occupancy, as applicable, during off hours and weekends.

5.4 Force Majeure. Notwithstanding anything contained in this Article 5 or in the Lease to the contrary, Landlord shall not be liable to Tenant, nor shall the Base Rent or the Additional Rent abate, for failure or delay in furnishing water, heat, air-conditioning, electricity or maintenance service, when such failure or delay is occasioned by repairs, renewals or improvements or by any strike, lockout, work stoppage, labor controversy, accident, casualty or by any other cause beyond the reasonable control of Landlord. Such failure or delay shall not be deemed an act of eviction (constructive or otherwise) against Tenant nor shall such failure or delay in any way operate as a release from the prompt and punctual performance of Tenant’s duties and obligations under this Lease.

5.5 Access to Leased Premises. Landlord may enter the Leased Premises after business hours, upon twenty-four (24) hour notice to Tenant (and at any time and without notice in case of emergency), for the purposes of (a) inspect the Leased Premises, (b) exhibiting the Leased Premises to prospective purchasers, lenders or, within one hundred eighty (180) days of the end of the Term, prospective, (c) determining whether Tenant is complying with all of its obligations hereunder, (d) supplying janitorial service and any other services to be provided by Landlord to Tenant hereunder, (e) post notices of non-responsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building. For such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Leased Premises (excluding Tenant’s vaults, safes, storage facilities for sensitive materials, confidential patient files and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Leased Premises. If, as a result of any such inspection or for any reason, Landlord reasonably determines that Tenant has failed to meet its obligations under Section 5.2 hereof, Landlord shall so notify Tenant and Tenant shall immediately commence to cure any such failure. In the event Tenant refuses or neglects to commence and complete such cure within a reasonable time, Landlord may make or cause to be made such repairs. In such event, Landlord’s cost to make such repairs shall constitute an Advance.

ARTICLE 6 - LEASEHOLD IMPROVEMENTS; ALTERATIONS; SIGNAGE

6.1 Leasehold Improvements. At its sole cost and expense, Tenant shall make the improvements to the Leased Premises detailed on Exhibit C attached hereto. In making such improvements, the Tenant shall submit plans for such improvements to the Landlord for approval, which approval shall not be unreasonably withheld or delayed. The Tenant shall use a contractor to make such improvements using a contractor approved by the Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall make or cause to be made such improvements promptly, in a good workmanlike manner, in compliance with all applicable permits and authorizations and building and zoning laws and all laws, in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Leased Premises, and according to the plans approved by Landlord. All such improvements shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with the Leased Premises; provided, however, that Landlord may condition its consent to any such improvements to a condition requiring Tenant to remove any such improvements upon the expiration or termination of the Lease Term and restoring the Leased Premises to the condition which existed on the date Tenant took possession, subject to normal wear and tear and casualty and condemnation. In the event that Tenant desires to cause such improvements to be made prior to the Commencement Date and provided the Leased Premises is not otherwise occupied, Tenant is hereby granted a license to enter into the Leased Premises for such purpose, subject to the obligations of Tenant under Section 6.3 hereof.

6.2 Alterations.

(a) With the prior written consent of Landlord, Tenant may from time to time, at its sole cost and expense and after giving Landlord copies of all architectural plans and specifications and related governmental permits, make alterations, replacements, additions, changes, and improvements (collectively referred to in this Article as “Alterations”) in and to the interior of the Leased Premises as it may find necessary or convenient for operating the Leased Premises for the Permitted Use. Landlord may condition such consent as Landlord reasonably determines, including, without limitation, a condition requiring Tenant to remove any such Alteration upon the expiration or termination of the Lease Term and restoring the Leased Premises to the condition which existed on the date Tenant took possession, subject to normal wear and tear. Landlord shall give Tenant notice at the time of granting any such consent indicating whether Landlord will require Tenant to remove any such Alteration upon the expiration or termination of the Lease Term. Notwithstanding the foregoing, Tenant shall be permitted, without Landlord’s consent, to make alterations of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpet, so long as such alterations (i) are not visible from the exterior of the Leased Premises and (ii) do not affect the roof or any structural element of the Building, or the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building.

(b) All Alterations made on the Leased Premises shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with the Leased Premises. Notwithstanding the foregoing, so long as Tenant is not in default under this Lease at the time of such expiration or termination, Tenant may remove its trade fixtures (including, without limitation, data cabling) from the Leased Premises, subject, however to the obligation of Tenant to repair any damage by its removal of any such trade fixtures, which obligation shall survive such expiration or termination.

(c) Notwithstanding anything contained herein to the contrary, Tenant shall, at its sole cost and expense, make any non-structural alteration and Landlord shall make all structural or capital alterations to or on the Leased Premises, or any part thereof that may be necessary or required by reason of any law, rule, regulation or order promulgated by any competent government authority.

(d) Tenant shall make or cause to be made any Alteration promptly and in a good workmanlike manner, in compliance with all applicable permits and authorizations and building and zoning laws and all laws, in accordance with the orders, rules and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Leased Premises.

(e) Tenant may contract with Landlord to complete construction of any Alteration and Landlord shall provide Tenant with a bid for the cost thereof prepared by Landlord’s construction contractor(s). Alternatively, Tenant may obtain additional bids if it so chooses and engage its own contractor, provided Landlord receives copies of the bids and approves Tenant’s contractor and proposed materials, in writing, prior to the commencement of the work relating to such Alteration. Landlord shall not be responsible for the quality or nature of the work performed by any contractor engaged by Tenant. Tenant shall indemnify and hold Landlord harmless from and against any damage to the Building, or any other loss, cost, expense or other liability suffered by Landlord by reason of the act or omission of any contractor so engaged by Tenant.

6.3 Liens. Tenant shall do all things reasonably necessary to prevent the filing of any construction, mechanics’ or other liens or encumbrances against the Building or the Land, or any part thereof, or upon any interest of Landlord or any mortgagee of the Land and/or the Building, by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Leased Premises, or any part thereof; through or under Tenant. If any such lien or encumbrance shall at any time be filed against the Leased Premises, or any portion thereof, Tenant shall either cause same to be discharged of record within thirty (30) days after the date of filing of same or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security as Landlord shall determine to be necessary and/or required to prevent any foreclosure proceedings against the Leased Premises, or any portion thereof, during the pendency of such contest, and Tenant shall cause the title insurance company or companies insuring the respective interests in the Leased Premises of Landlord and/or Landlord’s mortgagee(s) in any portion of the Leased Premises to remove such lien as a matter affecting title to the Leased Premises. If after ten days’ written notice to Tenant, Tenant shall fail to discharge any such lien or encumbrance within such period or fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from said default of Tenant, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law, and all costs, expenses, and other sums of money spent by Landlord in connection therewith shall constitute an Advance. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies, or equipment with respect to any portion of the Leased Premises, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Tenant shall indemnify and defend Landlord from and against any liability, loss, damage, costs, attorneys’ fees, and any other expense incurred as a result of claims of lien by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant, which indemnity obligation shall survive the expiration or termination of this Lease. Tenant shall give Landlord notice of the intended commencement date at least ten (10) days prior to the commencement of any work for which a claim of lien may be filed to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord’s interest in the Leased Premises and Landlord shall have the right to enter the Leased Premises and post such notices at any reasonable time.

6.4 Signage. Landlord shall, at its sole cost and expense, include Tenant’s name in the Building directory. Landlord shall also place the suite number and Tenant name or in the immediate vicinity of the entry door to the Leased Premises. Tenant shall not have the right to install any other sign without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any sign that Tenant is permitted to install shall fully comply with all present and future laws, ordinances, orders, rules, regulations and requirements of any governmental entity having jurisdiction over the Leased Premises, as well as the building and use restrictions applicable to the Leased Premises.

ARTICLE 7 - INSURANCE

7.1 Tenant’s Insurance. Tenant covenants and agrees that from and after taking possession of the Leased Premises, Tenant shall carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(a) Comprehensive general liability insurance with limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence, and Two Million Dollars ($2,000,000) annual aggregate. If such insurance coverage has a deductible clause, the deductible amount shall not exceed Five Thousand Dollars ($5,000) per occurrence including loss adjustment expense, and Tenant shall be liable for such deductible amount.

(b) Worker’s compensation insurance or self insurance as required by the State of Michigan and employer’s liability insurance in amounts as reasonably determined by Tenant and reported to Landlord upon the execution of this Lease and upon any change in such amounts during the Lease Term.

(c) Insurance covering all leasehold and non-structural improvements located on the Leased Premises and all furniture, fixtures, equipment, inventory, merchandise, and personal property (including, without limitation, signs and plate glass) from time to time in, on or upon the Leased Premises, in an amount not less than one hundred percent (100%) of their full replacement value, providing protection against any peril included within the classification “All Risk”, together with insurance, if pertinent, against sprinkler damage. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed.

Tenant’s obligation to maintain the insurance provided for in this Section may be brought within the coverage of any “blanket policy” or policies of insurance carried and maintained by Tenant provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policies of insurance. In the event that Tenant shall fail to pay the premiums due for the insurance policies required by this Section, Landlord shall have the right, but not the obligation, to pay the same in which case any such payment shall constitute an Advance.

7.2 Policy Form.

(a) All policies of insurance required by the foregoing Section shall be issued by reputable and financially sound insurance companies reasonably satisfactory to Landlord having an A.M. Best Company rating of not less than “A” which are qualified to do business in the State of Michigan. All such policies shall be issued in the names of Tenant, and name Landlord and, if requested by Landlord, Landlord’s mortgagee(s) as additional insureds and loss payees so that such policies shall be for the mutual and joint benefit and protection of Landlord,

Tenant and any such mortgagee. Tenant shall deliver executed copies of such policies of insurance or certificates thereof to Landlord prior to Landlord’s execution of this Lease. Thereafter, Tenant shall deliver executed copies of renewal policies or certificates thereof to Landlord within thirty (30) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, Tenant shall procure and maintain renewal or additional policies in like manner and to like extent. All policies of insurance delivered by Tenant to Landlord shall contain a provision that the company writing said policy will give to Landlord and any mortgagee of Landlord not less than thirty (30) days’ notice in advance of any modification, cancellation, lapse, or reduction in the amounts of insurance, and shall further contain an agreement that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss. All general liability, property damage, and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage that Landlord may carry.

7.3 Landlord’s Insurance.

(a) At all times from and after Tenant takes possession of the Leased Premises, Landlord shall maintain or cause to be maintained a policy or policies of insurance covering any peril generally included in the classification “all risk”, covering the Leased Premises, in an amount which is the greater of one hundred percent (100%) of its full replacement value (exclusive of the cost of excavations, foundations and footings) or such greater amount as Landlord’s mortgagee may require Landlord to maintain.

(b) Landlord shall obtain comprehensive general liability insurance with single limit coverage of up to $1,000,000 per occurrence, and Two Million Dollars ($2,000,000) annual aggregate.

(c) Landlord’s obligation to maintain the insurance provided for in this Section may be brought within the coverage of any “blanket policy” or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policies of insurance.

7.4 Subrogation Waiver. Landlord (for itself and its insurer) hereby waives any rights, including rights of subrogation, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, to their respective property, the Leased Premises or its contents that are caused by or result from risks insured against under any insurance policies carried by the parties hereto and in force at the time of any such damage or which would have been covered by insurance required to be carried under this Lease. The foregoing waivers of subrogation shall be operative only so long as available in the State of Michigan and so long as no policy of insurance is invalidated thereby.

7.5 Insurance Use Restrictions. Tenant agrees that it will not carry any stock or goods or do anything in, on or about the Leased Premises that will substantially increase the insurance rates upon the building of which the Leased Premises are a part.

7.6 Indemnification.

(a) Tenant shall indemnify Landlord for, defend Landlord against, and save Landlord harmless from, any liability, loss, cost, injury, or damage to the extent resulting from the use, misuse, occupancy, or possession of the Leased Premises by Tenant or Tenant’s agents, employees, licensees, customers, invitees, and guests. Tenant shall, at its cost and expense, defend Landlord against any and all such actions, claims and demands and shall indemnify Landlord for all costs, expenses and liabilities it may incur in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses. Landlord shall not in any event whatsoever be liable for any injury or damage to the Leased Premises or to Tenant or to any other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons; provided, however, that Landlord shall be so liable to the extent any such injury arises out of the negligence or willful misconduct of Landlord or persons acting by or on behalf of Landlord. Except in the case of such negligence or willful misconduct, Tenant shall not make any claim or demand upon or institute any action against Landlord as a result of such injury or damage. The foregoing indemnity shall survive the expiration or earlier termination of the term of this Lease.

(b) Landlord shall indemnify Tenant for, defend Tenant against, and save Tenant harmless from, any liability, loss, cost, injury, or damage to the extent resulting from the use, misuse, occupancy, possession or disuse of the Leased Premises by Landlord or Landlord’s agents, guest, clients, employees, licensees, invitees. Landlord shall, at its cost and expense, defend Tenant against any and all such actions, claims and demands and shall indemnify Tenant for all costs, expenses and liabilities it may incur in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses. Tenant shall not in any event whatsoever be liable for any injury or damage to the Leased Premises or to Landlord or to any other persons claiming through or under Landlord, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of any such persons; provided, however, that Tenant shall be so liable to the extent any such injury arises out of the negligence or willful misconduct of Tenant or persons acting by or on behalf of Tenant Except in the case of such negligence or willful misconduct, Landlord shall not make any claim or demand upon or institute any action against Tenant as a result of such injury or damage. The foregoing indemnity shall survive the expiration or earlier termination of the term of this Lease.

ARTICLE 8 - DAMAGE TO OR CONDEMNATION OF THE LEASED PREMISES

8.1 Damage to the Leased Premises.

(a) If by reason of fire or other casualty the Leased Premises are damaged and Landlord reasonably determines that either twenty five percent (25%) or more of the area of the Leased Premises or of the Building have become untenantable as a result, which determination shall be made and notice thereof given to Tenant within thirty (30) days of such fire or other casualty, then either Landlord or Tenant may, within thirty (30) days after such fire or casualty, give the other notice of its election to terminate this Lease, in which event this Lease shall terminate effective as of the date of such fire or casualty. Upon such termination, Landlord and Tenant shall each thereafter be released from any further liability accrued under this Lease. Tenant shall pay Landlord the Base Rent and the Additional Rent up to such date; provided, however, that Tenant shall receive a proportionate refund from Landlord of any prepaid Base Rent or Additional Rent. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Leased Premises from time to time.

(b) If by reason of fire or other casualty the Leased Premises are damaged and Landlord determines that less than twenty-five percent (25%) of the area of the Leased Premises and the Building are damaged but all or some portion of the Leased Premises are untenantable as a result, Landlord shall, at its sole cost and expense, promptly restore that portion of the Leased Premises to a condition substantially similar to that existing at the Commencement Date. Similarly, Tenant shall, upon completion of Landlord’s restoration or, to the extent practicable, in concert therewith, restore the remainder of the Leased Premises to such condition at its sole cost and expense. If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Leased Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Lease Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Leased Premises from time to time.

(c) Subject to subsection (a) of this Section, notwithstanding the partial or total destruction of the Leased Premises and any part thereof, there shall be no abatement of the Base Rent, the Additional Rent or of any other obligation of Tenant hereunder by reason of such damage or destruction except to the extent Landlord is covered by and receives payment under a policy of insurance covering rent loss in the event of casualty. In the event Landlord receives any such payment, Landlord shall give Tenant notice of the amount of such payment on a per month basis and the amount of the Base Rent shall be reduced by the amount of such monthly payment. In the event any such insurance benefit is reduced, eliminated or expires, Landlord shall so notify Tenant and any abatement of the Base Rent shall be equally reduced or eliminated, as the case may be.

(d) In the event Landlord elects or is required to repair or restore the Leased Premises after any casualty, and such repair or restoration activities require the removal of Tenant’s property, including furniture and trade fixtures or equipment which might otherwise impede or obstruct the repair or restoration of the Leased Premises, Landlord shall have the right, at Tenant’s sole cost and expense, to remove, store and replace (after completion of such repairs or restoration) such furniture, trade fixtures and equipment on behalf of Tenant. Tenant shall pay Landlord the cost of any such removal, storage or replacement, in whole or in part, within ten (10) days after receipt of an invoice therefor from Landlord. The failure of Tenant to pay any such invoice within such ten (10) day period shall constitute an Advance in the amount of such invoice.

8.2 Condemnation.

(a) In the event that the entire Leased Premises is taken by any public authority under the power of eminent domain or sold for public or quasi-public use in lieu of condemnation, then this Lease shall terminate as of the effective date of such taking. Tenant shall pay Landlord the Base Rent and Additional Rent up to such date; provided, however, that Tenant shall receive a proportionate refund from Landlord of any prepaid Base Rent and Additional Rent up to such date. Upon such termination, Landlord and Tenant shall each thereafter be released from any further liability accrued under this Lease.

(b) In the event that (i) Landlord reasonably determines (which determination shall be set forth in a notice from Landlord to Tenant given within thirty (30) days after a final determination that such taking or sale will occur) that less than all, but thirty-five percent (35%) or more, of the area of the Building is taken under eminent domain or sold for public or quasi-public use in lieu of condemnation, or (ii) by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Land is not one undivided parcel of property, either Landlord or Tenant shall have the right to terminate this Lease by giving the other notice thereof to the other within thirty (30) days after the date of such notice. In the event that either party hereto so elects to terminate this Lease, Tenant shall immediately pay Landlord the Base Rent and the Additional Rent up to the effective date of such taking; provided, however, that Tenant shall receive a proportionate refund from Landlord of any prepaid portion of the Base Rent and the Additional Rent up to such date. In the event neither party elects to terminate this Lease, Tenant shall continue in possession of the remainder of the Leased Premises, and all of the terms and conditions of this Lease shall continue in full force and effect, except that the Base Rent and the Tenant’s Proportionate Share shall be reduced in proportion to the area of that portion of the Leased Premises taken, and Landlord shall, at its own cost and expense and as expeditiously as practicable, make all repairs or alterations to the Leased Premises necessary to constitute the remainder of the Leased Premises a complete architectural unit substantially similar, excepting size, to the Leased Premises before such taking. Tenant hereby waives any statutory rights of termination that may arise by reason of any partial taking of the Leased Premises under the power of eminent domain.

(c) All damages awarded for any taking under the power of eminent domain or as consideration for a sale in lieu of condemnation, whether for all or a part of the Leased Premises, shall belong to and be the property of Landlord; provided, however, that Landlord shall not be entitled to any award or consideration made to Tenant for loss of business or removal of furniture, fixtures and other equipment installed on the Leased Premises by Tenant.

(d) In the event Landlord elects or is required to repair or restore the Leased Premises after any such taking, and such repair or restoration activities require the removal of Tenant’s property, including furniture and trade fixtures or equipment which might otherwise impede or obstruct the repair or restoration of the Leased Premises, Landlord shall have the right, at Tenant’s sole cost and expense, to remove, store and replace (after completion of such repairs or restoration) such furniture, trade fixtures and equipment on behalf of Tenant. Tenant shall pay

Landlord the cost of any such removal, storage or replacement, in whole or in part, within ten (10) days after receipt of an invoice therefor from Landlord. The failure of Tenant to pay any such invoice within such ten (10) day period shall constitute an Advance in the amount of such invoice.

(e) For purposes of this Section only, a voluntary sale or conveyance under threat and in lieu of condemnation shall be deemed an appropriation or taking under the power of eminent domain.

(f) Landlord and Tenant shall promptly notify the other of any notice Landlord and Tenant shall receive of any threatened condemnation or other action under the power of eminent domain involving the Leased Premises.

ARTICLE 9 - ASSIGNMENT AND SUBLETTING; SUBORDINATION

9.1 Landlord’s Consent Required. For purposes of this Article, the terms “assign” and “assignment” shall include and mean any act attempting to, or document purporting to, assign, transfer, sublet, enter into license or concession agreements for, change ownership of, mortgage or hypothecate this Lease or Tenant’s interest in and to the Leased Premises or any part thereof. Tenant shall not assign this Lease or all or any portion of Tenant’s interest in and to the Leased Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, but may be conditioned upon receipt by Landlord of notice requesting such consent, which notice shall set forth the terms of any such assignment or sublet and provide credit information on any proposed assignee in form and substance satisfactory to Landlord. Any attempted assignment without such consent shall be void, and shall constitute a breach of this Lease. For purposes hereof, a change in the majority ownership of and/or the power to vote the majority of the outstanding voting securities of Tenant occurring in one or a series of related transactions shall constitute an assignment of this Lease.

9.2 Assumption of Obligations. Any assignment to which Landlord has consented shall be by an instrument in writing and any assignee, transferee, licensee, concessionaire, or mortgagee shall agree for the benefit of Landlord to be bound by, assume and perform all of the terms, covenants and conditions of this Lease.

9.3 Assignment to Affiliate. Notwithstanding anything to the contrary contained in this Article, Tenant shall have the right to assign this Lease, or sublet the Leased Premises or any portion thereof, without the consent of Landlord, to any corporation (a) with which it may merge or consolidate, (b) which is a parent or subsidiary of Tenant, or (c) which is the successor corporation to Tenant in the event of a corporate reorganization or sale of all or substantially all its stock/interest or assets, provided that said assignee assumes, in full, the obligations of Tenant under this Lease and Tenant remains primarily liable under this Lease.

9.4 Hypothecation of Lease. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may not mortgage, pledge or otherwise encumber its leasehold estate hereunder, and any attempt to mortgage, pledge or otherwise encumber such estate shall be null and void and of no force and effect.

9.5 No Release of Tenant. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rent and other charges to be paid, and to perform all other obligations to be performed, by Tenant hereunder. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments of this Lease or sublet of the Leased Premises, or amendments or modifications to this Lease with assignees of Tenant, upon notice to Tenant, or any successor of Tenant, but without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

9.6 Excess Rent. In the event that Tenant shall sublease all or any portion of the Leased Premises as permitted by this Article, and the rent payable under any such sublease shall exceed the Base Rent payable hereunder, Tenant shall pay Landlord such excess with each installment of Base Rent due under this Lease; provided, however, that in the event any such sublease is only of a portion of the Leased Premises, any such excess shall be determined by pro rating the Base Rent on the basis of the portion so subleased.

9.7 Subordination. At Landlord’s option, this Lease shall be subordinate to any superior lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Leased Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof In furtherance thereof, Tenant hereby agrees, upon request by Landlord, to execute and deliver an agreement so subordinating this Lease and attorning to the holder of any such superior interest. Landlord shall use commercially reasonable efforts to cause any such holder to agree not to disturb the tenancy of Tenant under this Lease upon default by Landlord of the terms of any instrument evidencing such superior interest. Notwithstanding the foregoing, Tenant’s obligations under this Section are conditioned on the holder of each of Landlord’s mortgages providing to Tenant a non-disturbance agreement in form reasonably acceptable to Tenant.

ARTICLE 10 - DEFAULT; REMEDIES

10.1 Events of Default. The occurrence of any one or more of the following events shall constitute material default by Tenant under this Lease (each an “Event of Default”):

(a) The failure by Tenant to make any payment when due of Base Rent, Additional Rent or any other payment required to be made by Tenant hereunder, where such failure shall continue for a period of five (5) business days; provided, however, that Tenant shall be entitled to an additional ten (10) days’ grace not more often than once each calendar year during the Term.

(b) Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in the foregoing clause (a), where such failure shall continue for a period of thirty (30) days after notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion and the final determination thereof within not more than ninety (90) days.

(c) Tenant shall abandon the Leased Premises by failing to conduct normal business operations within the Leased Premises for more than thirty (30) consecutive days.

(d) (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) this Lease or the leasehold estate created hereby any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated, bonded or stayed within sixty (60) days. In the event that any provision of this subsection (d) is contrary to any applicable law, such provision shall be of no force or effect.

10.2 Remedies. Upon the occurrence of an Event of Default, Landlord may at any time thereafter, with reasonable notice, but without demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(a) Terminate Tenant’s right to possession of the Leased Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, without limitation, the cost of recovering possession of the Leased Premises, expenses of re-letting, including reasonable and necessary renovation and alteration of the Leased Premises, reasonable attorneys’ fees and expenses, any real estate commission actually paid, and the present value of the unpaid Base Rent for the balance of the Lease Term determined on the basis of a discount rate equal to seven percent (7%) per annum.

(b) Maintain Tenant’s right to possession of the Leased Premises by any lawful means, in which case this Lease and the term hereof shall continue in effect whether or not Tenant shall have vacated or abandoned the Leased Premises In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Landlord under this Lease or under the laws or judicial decisions of the State of Michigan.

10.3 Remedies Cumulative. The rights and remedies whether herein or anywhere else in this Lease provided shall be cumulative, and the exercise of any one right or remedy, or any single or partial exercise of any such right or remedy, shall not preclude the exercise of or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute or otherwise; provided, however, that any liquidated damages provided for herein shall be Landlord’s sole remedy for the Event of Default for which such damages are provided.

10.4 Indemnity for Default. In addition to the foregoing, Tenant, and its successors and assigns, shall at all times indemnify Landlord for, defend Landlord against and save Landlord harmless from any liability, loss, cost, injury, damage or other expense or risk whatsoever (including, without limitation, reasonable attorney’s fees and expenses actually incurred), directly or indirectly, arising out of, resulting from or otherwise in connection with (a) the failure for any reason on the part of Tenant to perform, observe or comply with any of the covenants, conditions and obligations under this Lease to be performed, observed or complied with by Tenant, and/or (b) the breach of any representation or warranty given by Tenant in this Lease.

10.5 Bankruptcy. If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months’ rent, including all other charges payable by Tenant hereunder and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Leased Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

ARTICLE 11 - EXPIRATION

11.1 Surrender of Possession.

(a) Upon termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in substantially the same condition as when first occupied by Tenant, reasonable wear and tear, casualty and condemnation excepted. Tenant shall also shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Except as provided in Section 6.2 hereof, all Alterations, or improvements made by either Landlord or Tenant upon the Leased Premises (except movable office furniture and trade fixtures installed at Tenant’s expense) shall remain upon and be surrendered with the Leased Premises upon termination of this Lease, without molestation or injury, and shall become the property of Landlord.

(b) In the event that the removal of any personal property or trade fixtures by or on behalf of Tenant shall damage the Leased Premises, Tenant shall, at its sole cost and expense, cause such damage to be immediately repaired. In the event Tenant shall so fail to cause repair of any such damage, ten (10) days after written notice to Tenant, Landlord may do so and Tenant shall pay Landlord the reasonable cost of any such repair incurred by Landlord within ten (10) days after receiving an invoice therefor from Landlord, together with interest at the Default Rate if not paid within such ten (10) day period. Any such payment obligation shall survive this Lease.

11.2 Holding Over. If Tenant remains in possession of the Leased Premises or any part thereof after the expiration or termination of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant and Tenant shall thereby waive its rights of notice to quit, but all options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further force or effect. The Base Rent during such hold-over period shall be equal to one-hundred fifty percent (150%) of the monthly installment of Base Rent payable immediately prior to expiration or termination of the Lease Term. In addition, Tenant shall continue to be obligated to pay all other amounts required to be paid by the terms of this Lease.

11.3 Re-Renting. For a period commencing one hundred eighty (180) days prior to the termination of this Lease, Landlord may show the Leased Premises to prospective tenants accompanies by Landlord or its agent(s), during reasonable hours and upon reasonable notice to Tenant In addition, the Landlord shall be entitled to post signs on or about the Leased Premises indicating its availability for rent.

ARTICLE 12 - GENERAL PROVISIONS

12.1 Rules. Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit D and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, provided that Tenant shall only be required to comply with rules and regulations which are reasonable and nondiscriminatory and which (a) Tenant is given thirty (30) days advance notice of; (b) are for the safety, care, order, and cleanliness of the Common Areas; (c) do not unreasonably or materially interfere with Tenant’s conduct of its business or Tenant’s use and enjoyment of the Leased Premises; and (d) do not require payment of additional moneys. If there is a conflict between Exhibit D or any modification and the Articles of this Lease, the Articles of this Lease shall control.

12.2 Estoppel Certificates.

(a) At any time upon not less than ten (10) business days’ prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord and any other person or entity named in such notice a statement in a form prescribed by Landlord certifying and acknowledging that (a) this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Base Rent and other charges are paid in advance, if any, and (b) there are not, to Tenant’s knowledge, any uncured defaults on the part of Tenant, or specifying such defaults if any are claimed. Any prospective purchaser or encumbrances of the Leased Premises or the business of Landlord may conclusively rely upon any such statement.

(b) At any time upon not less than ten (10) business days’ prior notice from Tenant, Landlord shall execute, acknowledge and deliver to Tenant and any other person or entity named in such notice a statement in a form prescribed by Tenant certifying and acknowledging that (a) this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Base Rent and other charges are paid in advance, if any, and (b) there are not, to Landlord’s knowledge, any uncured defaults on the part of Landlord, or specifying such defaults if any are claimed. Any prospective purchaser or encumbrances of the Leased Premises or the business of Tenant may conclusively rely upon any such statement.

12.3 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

12.4 Entire Agreement. There are no oral or written agreements or representations between the parties hereto affecting this Lease, and this Lease and the Exhibits hereto supersede and cancel any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret, construe, supplement, or contradict this Lease. This Lease, and the Exhibits hereto, and all amendments hereto, constitute and shall be considered to be the only agreement between Landlord and. Tenant. All negotiations and oral agreements acceptable to Landlord and Tenant have been merged into and are included herein and in the Exhibits hereto.

12.5 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, certified mail, return receipt requested or by nationally recognized overnight courier service and if given personally or by mail or courier service, shall be deemed sufficiently given if addressed to Tenant or to Landlord, as the case may be, at the addresses for Landlord and Tenant set forth in the Fundamental Lease Provisions. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

12.6 Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same of any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of Base Rent or any other payment from Tenant hereunder by Landlord shall not be a waiver of any preceding default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular installment of Base Rent or payment so accepted, regardless of Landlord’s knowledge of such preceding default at the time of acceptance of such installment or payment.

12.7 Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording purposes. Such memorandum shall be in the form prescribed by Landlord and shall contain no more than the names of the parties, a description of the Leased Premises and the Lease Term. In addition, Landlord shall have the unilateral right to record an instrument evidencing early termination of the Lease upon the exercise of such remedy by Landlord as permitted by this Lease, which right shall survive such termination. For purposes of the foregoing sentence, Tenant hereby grants to Landlord an irrevocable power of attorney, coupled with an interest and with full power of substitution, to execute and deliver any such instrument evidencing termination of this Lease for purposes of the public records.

12.8 Choice of Law. This Lease shall be governed, construed and enforced in accordance with the internal laws of the State of Michigan, without giving effect to principals of conflicts of law.

12.9 Attorneys’ Fees. Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party’s rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be reasonable attorneys’ fees for services rendered to the party prevailing in any such action or proceeding, and such fees shall be deemed to have accrued upon the commencement of such action or proceeding and shall be enforceable whether or not such action or proceeding is prosecuted to judgment.

12.10 Liability of Landlord.

(a) In the event of any sale or other transfer of Landlord’s interest in the Leased Premises, Landlord shall be and hereby is entirely freed and relieved of all liabilities and obligations of Landlord hereunder arising after the date of such transfer provided the transferee assumes all of Landlord’s obligations in writing. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

(b) Notwithstanding anything contained herein to the contrary, Landlord shall have no personal liability in respect of any of the terms, covenants, conditions or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through or under Tenant shall look solely to the equity of Landlord in the Leased Premises for the satisfaction of Tenant’s and/or such persons’ remedies and claims for damages.

12.11 No Merger. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Leased Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (b) any such other estate or interest in the Leased Premises or any part thereof; and no such merger shall occur unless and until all persons, corporations, firms and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Leased Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

12.12 Definition of Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be “rent.”

12.13 Interpretation. The captions by which the Articles and Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease. Whenever the context so requires, singular numbers shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words “Landlord” and “Tenant” and “person” shall include corporations, partnerships, associations, other legal entities, and individuals. Both parties represent and warrant to each other that each has been represented by competent legal counsel and that this Lease shall not be construed against Landlord as the drafting party.

12.14 Relationship of the Parties. Nothing in this Lease shall create a partnership, joint venture, employment relationship, borrower and lender relationship, or any other relationship between Landlord and Tenant other than the relationship of landlord and tenant.

12.15 Successors. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns.

12.16 Modifications. This Lease may not be altered, amended, changed, waived, terminated, or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound.

12.17 Brokerage and other Fees. Landlord shall pay any Leasing Commission shown in the Fundamental Lease Provisions and in the percentages shown therein. Tenant and Landlord represent and warrant to each other that neither has employed a broker in connection with the execution of this Lease that is entitled to a commission or will pay any commissions relating to this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions arising from such party having employed a broker contrary to its representation in this Section. Tenant shall be solely responsible for any other fees or charges due any other advisor engaged by Tenant in connection with this Lease, including, without limitation, legal counsel and any leasing consultant, whether or not any such advisor is also listed in the Fundamental Lease Provisions as Tenant’s broker.

12.18 Waiver of Redemption. To the extent permitted by law, Tenant hereby waives any and all rights of redemption with respect to this Lease. Tenant hereby waives any rights it may have to any notice to cure or vacate or to quit provided by any current or future law; provided that the foregoing shall not be deemed to waive any notice expressly provided in this Lease.

12.19 Not Binding Until Executed. This Lease does not constitute an “offer” and is not binding until fully executed and delivered by Landlord. By execution of this Lease, both parties represent and warrant to the other that they have the power and authority to enter into and perform their respective obligations under this Lease.

12.20 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute one and the same instrument, and all of which together shall constitute one and the same instrument.

12.21 Guaranty. If a Guarantor is listed in the Fundamental Lease Provisions, the effectiveness of this Lease shall be conditioned upon execution and delivery to Landlord of the Guaranty in the form attached hereto as Exhibit D.

Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and year written above.

LANDLORD:

MICHIGAN LIFE SCIENCE AND INNOVATION CENTER, LLC

By Ann Arbor Spark Foundation Its Sole Member

By	/s/ Greg Fronizer
Name:	Greg Fronizer
Title:	MDFA

TENANT:

By	/s/ Wendi V. Rodrigueza
Name:	Wend V. Rodrigueza
Title:	Vice President, Product Development

MICHIGAN LIFE SCIENCE AND INNOVATION CENTER LEASE

EXHIBIT A – LEGAL DESCRIPTION OF LAND

Real property in the Township of Plymouth, County of Wayne, State of Michigan, described as follows:

A part of the south 1/2 of Section 21, Town 1 South, Range 8 East, Township of Plymouth, Wayne County, Michigan, being more particularly described as: commencing at the southeast corner of said Section 21; thence North 02 degrees 17 minutes 11 seconds West, 962.25 feet along the east line of said Section 21 to a point on the northerly right-of-way line of M-14; thence South 87 degrees 07 minutes 29 seconds West, 3710.50 feet along said right-of-way line to the point of beginning, the following three courses being along the northerly right-of-way line of M-14: (1) continuing South 87 degrees 07 minutes 29 seconds West, 64.95 feet, and (2) North 78 degrees 22 minutes 31 seconds West, 258.62 feet, and (3) North 60 degrees 26 minutes 00 seconds West, 156.36 feet; thence North 05 degrees 43 minutes 23 seconds East, 686.13 feet to a point on the southerly line of a concrete road, the following five courses being along said line: (1) along a curve to the right, 46.61 feet, said curve having a radius of 320.00 feet, central angle of 08 degrees 20 minutes 45 seconds and a long chord bearing of South 69 degrees 50 minutes 14 seconds East, 46.57 feet, and (2) South 65 degrees 39 minutes 51 seconds East, 97.51 feet, and (3) along a curve to the left, 115.62 feet, said curve having a radius of 356.00 feet, central angle of 18 degrees 36 minutes 30 seconds and a long chord bearing of south 74 degrees 58 minutes 06 seconds East, 115.11 feet, and (4) south 84 degrees 16 minutes 21 seconds East, 114.23 feet, and (5) along a curve to the left, 100.49 feet, said curve having a radius of 355.00 feet, central angle of 16 degrees 13 minutes 06 seconds and a long chord bearing of North 87 degrees 37 minutes 06 seconds East, 100.15 feet; thence South 05 degrees 43 minutes 23 seconds West, 718.97 feet to the point of beginning.

Together with the non-exclusive easement rights set forth in Planned Unit Development Agreement for North Plymouth Research Park dated June 4, 1987, recorded on June 12, 1987 in Liber 23288, Page 461, re-recorded on January 19, 1990 in Liber 24503, Page 929 and amended by Assignment of Development Rights dated October 12, 1987, recorded on October 20, 1987 in Liber 23476, Page 828 and Assignment of Development Rights dated January 17, 1990, recorded on January 19, 1990 in Liber 24503, Page 912 and further amended by Supplement to Restriction Agreement for North Plymouth Research Park dated March 28, 1990, recorded on April 17, 1990 in Liber 24609, Page 947 and further amended by Second Supplement to Restriction Agreement for North Plymouth Research Park dated November 20, 1990, recorded on May 7, 1992 in Liber 25748, Page 151, Wayne County Records, (as assigned and supplemented, the Third Supplement to Restriction Agreement recorded in Liber 28324, Page 204 and Fourth Supplement to Restriction Agreement recorded in Liber 29113, Page 552, Wayne County Records.

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EXHIBIT B – SKETCH OF LEASED PREMISES

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EXHIBIT C – LEASEHOLD IMPROVEMENTS

None

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EXHIBIT D – RULES

Subject to the terms of the foregoing Lease:

1. No person shall disturb other occupants of the Building by making loud or disturbing noises.

2. Soliciting, peddling and canvassing are prohibited in the Building and Tenant shall cooperate to prevent the same.

3. Tenant shall be responsible for all damage or injury resulting from the delivery or removal of all articles into or out of the Building or the Leased Premises. No load shall be placed on the floors or in elevators in excess of the limits of the manufacturers’ design requirements.

4. Tenant shall not use any equipment emitting noxious fumes unless they are properly vented at Tenant’s expense.

5. Nothing shall be attached to the interior or exterior of the Building without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. However, Tenant shall have the right to install and remove, within the Leased Premises (subject to the terms of this Lease), all of Tenant’s furniture and normal business equipment. No window treatments or objects shall be attached to, hung in or used in connection with any exterior of any door or window or from outside the Building, unless approved by Landlord which shall not be unreasonably withheld or delayed.

6. No sign or other representation shall be placed on the interior or exterior of the Building without prior written consent of Landlord which shall not be unreasonably withheld or delayed.

7. No hazardous articles shall be brought into or kept in the Building at any time except in accordance with the Lease and all applicable laws.

8. The electrical system and lighting fixtures in the Building and the Leased Premises shall not be altered or disturbed in any manner without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Any alterations or additions must be performed by licensed personnel authorized by Landlord.

9. The toilets and other plumbing fixtures shall not be used for any other purpose than those for which they are designed. No sweepings, rubbish or other similar materials or substances shall be deposited therein.

10. Smoking is prohibited in the Building or near or around any entrances.

11. Except during Tenant’s normal business hours, Tenant shall keep all doors to the Leased Premises locked and other means of entry to the Leased Premises closed and secured.

12. All cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Leased Premises shall be done only by authorized Building personnel hired by Tenant or Landlord. Tenant shall notify Landlord of those parties performing such services on behalf of Tenant prior to such work being commenced and provide required insurance naming Landlord as an additional insured.

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13. Tenant or Tenant’s employees shall not distribute literature, flyers, handouts or pamphlets of any type in any of the exterior Common Areas without the prior written consent of Landlord.

14. Tenant shall not cook, otherwise prepare or sell, any foods or beverages in or from the Leased Premises. However, Tenant shall have the right to prepare food for the exclusive use of Tenant’s employees.

15. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations shall be detectable beyond the Leased Premises.

16. Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Leased Premises.

17. No floor covering shall be affixed to any floor in the Leased Premises by means of glue or other adhesive, unless the installation procedure is approved by Landlord.

18. Tenant shall comply with all rules and regulations established by Landlord pursuant to Section 12.1 of the Lease.

19. Landlord shall use the best efforts to enforce the foregoing rules and regulations as to other tenants of the Building. Landlord shall have the right to amend these rules and regulations from time to time as provided in such Section 12.1 of the Lease.

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Execution Copy

CASE – 97946

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Amendment” ) is dated and made effective as of June 1, 2014 (the “Effective Date” ) by and between the MICHIGAN LAND BANK FAST TRACK AUTHORITY ( “Landlord” ) and PRONAI THERAPEUTICS, INC. ( “Tenant” ) (collectively the “Parties” ).

RECITALS

A. Landlord and Tenant are parties to that certain lease dated March 9, 2012 (the “Lease” ) of certain premises consisting of 955 rentable square feet of space known as Office Suite C (the “Leased Premises” ) located at 46701 Commerce Center Drive, Plymouth, Michigan (the “Property” ).

B. On November 14, 2012, the original Landlord, Michigan Life Sciences and Innovation Center, LLC, assigned the Lease to the Michigan Land Bank Fast Track Authority.

C. Landlord and Tenant wish to amend the Lease to (i) extend the Term of the Lease, (ii) amend the Leased Premises, and (iii) amend certain other terms of the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1. Capitalized Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease, and all references in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Amendment.

2. Commencement Date. The term “Commencement Date” in Article I - Fundamental Lease Provisions is changed to read as follows: “June 1, 2014.”

3. Landlord. The term “Landlord” in Article I – Fundamental Lease Provisions is changed from “Michigan Life Sciences and Innovation Center, LLC” to “Michigan Land Bank Fast Track Authority.” The term “Landlord’ s Address” is changed from “203 South Division, Suite 430, Ann Arbor Michigan 48104” to “c/o MEDC, Attn:                     300 N. Washington Square, Lansing, Michigan 48913.”

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Execution Copy

4. Leased Premises. The term “Leased Premises” in Article I – Fundamental Lease Provisions is changed to read as follows:

Approximately 2,916 rentable square feet (includes common area factor of 1.4) of laboratory space commonly known as Office Suite B, all in the Building and as shown on the sketch attached hereto as Exhibit B.

5. Renewal Terms. The term “Renewal Term” in Article I – Fundamental Lease Provisions is changed to read as follows: “one (1) term of six (6) months.”

6. Initial Term. The “Initial Term” is hereby revised to be “6 month period ending November 30, 2014.” Such Initial Term shall be upon all of the current terms and conditions of the Lease, as so amended.

7. Base Rent. The term “Base Rent” in Article I – Fundamental Lease Provisions is changed to read as follows:

$67,697.50 per annum, ($32.50 per rentable square foot of space calculated at 2083 rentable square feet and excluding the load factor of 1.4), as subject to increase as provided in Section 3.1(b) below.

8. Rent. Add the term “Rent” in Article I – Fundamental Lease Provisions to read as follows:

$94,776.50 per annum, (Base Rent multiplied by load factor of 1.4), or $7,898.00 monthly, as subject to increase.

Additionally, revise the term “rent” to “Rent” in the following sections: 2.1, 3.7 and 8.1(a). The word “Base” shall be deleted from the term “Base Rent” in the following locations: Article 3 title, 3.1(a), 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 5.4, 8.1(a), 8.1(c), 9.6, 10.1(a), 10.2(a), 11.2, 12.2 and 12.6. Section 3.1 shall be recaptioned as “Rent and Base Rent.”

9. Term. In Section 2.2(b) the time frame for notice to elect to extend the Initial Term by the Renewal Term shall be revised from “one hundred and eighty (180) days” to “thirty (30) days.”

10. Taxes. In Section 3.2 the phrase “and Taxes” shall be deleted. The definition of “Taxes” in that section shall also be deleted.

11. Place and Manner of Payment. In Section 3.3, add “payable to the Michigan Economic Development Corporation and” immediately following the term “Lease.”

12. Other Taxes. In Section 3.8(a), add the following language:

“…, including those taxes owed under Public Act 189 of 1953, MCL 211.181 to MCL 211.182”

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13. Insurance. Replace Section 7.4 with the following:

Subrogation Waiver. Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, it may have against the other on account of any loss or damage occasioned to Landlord, to its property, the Leased Premises or its contents that are caused by or result from risks insured against under any insurance policies carried by the Tenant and in force at the time of any such damage or which would have been covered by insurance required to be carried under this Lease. The foregoing waiver of subrogation shall be operative only so long as available in the State of Michigan and so long as no policy of insurance is invalidated thereby.

Delete subsection 7.6(b).

14. Article 8. In Article 8, delete “OR CONDEMNATION OF” from the caption. Delete Section 8.2 in its entirety.

15. Sketch of Leased Premises. Exhibit B – Sketch of Leased Premises shall be replaced with the attached Exhibit B – Sketch of Leased Premises.

16. Ratification. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

17. Integration. This Amendment constitutes the entire Amendment between the Parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, between the Parties with respect to the subject matter hereof.

18. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Michigan.

19. Counterparts and Authority. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

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IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date and year first written above.

LANDLORD:
MICHIGAN LAND BANK FAST TRACK AUTHORITY

By:	/s/ Michelle M. Wildman
Name:	Michelle M. Wildman
Title:	Authorized Officer State of Michigan Land Bank Fast Track Authority,
Pursuant to Executive Order 2014-8 dated May 22, 2014

TENANT:
PRONAI THERAPEUTICS, INC.

By:	/s/ Nick Glover
Name:	Nick Glover
Title:	CEO

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EXHIBIT B - SKETCH OF LEASED PREMISES

B-1

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Via Fed Ex

October 30, 2014

Michigan Land Bank Fast Track Authority

c/o MEDC

Attn: Paula Sorrell

300 N. Washington Square

Lansing, Michigan 48913

RE:	Michigan Life Science and Innovation Center Lease dated as of March 9, 2012, as amended by that certain First Amendment to Lease dated June 1, 2014, between Michigan Land Bank Fast Track Authority and ProNAi Therapeutics, Inc. (collectively, the “Lease Agreement”) regarding Office Suite B located at 46701 Commerce Center Drive, Plymouth, Michigan

Ladies and Gentlemen:

Reference is made to the above-referenced Lease Agreement. Capitalized terms used in this letter that are not defined herein shall have the meanings given to them in the Lease Agreement.

Pursuant to Section 2.2(b) of the Lease Agreement, this letter shall serve as Tenant’s notice to Landlord of Tenant’s election to exercise its right to extend the term of the Lease Agreement by the six (6) month Renewal Term. The term of the lease is hereby extended for such six (6) month period, until May 31, 2015.

Sincerely,

ProNAi Therapeutic Inc.

By:	/s/ Nick Glover
Name:	Dr. Nick Glover
Its:	President and Chief Executive Officer

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CASE - 120174

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this “Amendment”) is dated and made effective as of October 1, 2014 (the “Effective Date”) by and between the MICHIGAN LAND BANK FAST TRACK AUTHORITY (the “Landlord”) and PRONAI THERAPEUTICS, INC. (the “Tenant”) (collectively the “Parties”).

RECITALS

A. Landlord and Tenant are parties to that certain lease dated March 9, 2012, as amended June 1, 2014 (the “Lease”) of certain premises consisting of 955 rentable square feet of space known as Office Suite C (the “Leased Premises”) located at 46701 Commerce Center Drive, Plymouth, Michigan (the “Property”).

B. Landlord and Tenant wish to amend the Lease to (i) amend the Leased Premises to include additional space effective as of the Effective Date; and (ii) amend certain other terms of the Lease relative to such additional space.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1. Capitalized Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease, and all references in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Amendment.

2. Commencement Date. The term “Commencement Date” in Article I – Fundamental Lease Provisions is changed to read as follows:

(i) with respect to the Office Space (as defined below), December 1, 2014; (ii) with respect to the Lab A Space (as defined below), October 1, 2014; and (iii) with respect to the Lab B Space (as defined below), April 1, 2015.

3. Leased Premises. The term “Leased Premises” in Article I – Fundamental Lease Provisions is changed to read as follows:

(i) Approximately 2,916 rentable square feet (includes common area factor of 1.4) of office space commonly known as Office Suite B, all in the Building and as shown on the sketch attached hereto as Exhibit B-1 (the “Office Space”); (ii) approximately 1,117 rentable square feet (includes common area factor of 1.4) of laboratory space commonly known as Surgical Suite, all in the Building and as shown on the sketch attached hereto as Exhibit B-2 (the “Lab A Space”); and (iii) approximately 221 rentable square feet (includes common area factor of 1.4) of laboratory space commonly known as Animal Holding, all in the Building and as shown on the sketch attached hereto as Exhibit B-2 (the “Lab B Space”).

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4. Renewal Terms. The term “Renewal Term” in Article I – Fundamental Lease Provisions is changed to read as follows:

(i) with respect to the Office Space, one (1) term of six (6) months; (ii) with respect to the Lab A Space, one (1) term of six (6) months; and (iii) with respect to the Lab B Space, one (1) term of six (6) months.

5. Initial Term. The term “Initial Term” in Article I – Fundamental Lease Provisions is changed to read as follows:

(i) with respect to the Office Space, the six (6) month period ending May 31, 2015; (ii) with respect to the Lab A Space, the twelve (12) month period ending September 30, 2015; and (iii) with respect to the Lab B, the six (6) month period ending September 30, 2015.

6. Base Rent. The term “Base Rent” in Article I – Fundamental Lease Provisions is changed to read as follows:

(i) with respect to the Office Space, $67,697 per annum ($32.50 per rentable square foot of space calculated at 2083 rentable square feet and excluding the load factor of 1.4); (ii) with respect to the Lab A Space, $25,935.00 per annum, ($32.50 per rentable square foot of space calculated at 798 rentable square feet and excluding the load factor of 1.4); and (iii) with respect to the Lab B Space, $7,182.50 per annum, ($32.50 per rentable square foot of space calculated at 221 rentable square feet and excluding the load factor of 1.4), in each case as subject to increase as provided in Section 3.1(b) below.

7. Rent. The term “Rent” in Article I – Fundamental Lease Provisions is changed to read as follows:

(i) with respect to the Office Space, $94,776.50 per annum (Base Rent multiplied by a load factor of 1.4), or $7,898.04 monthly; (ii) with respect to the Lab A Space, $36,309.00 per annum, (Base Rent multiplied by load factor of 1.4), or $3,025.75 monthly; and (iii) with respect to the Lab B Space, $10,005.50 per annum, (Base Rent multiplied by load factor of 1.4), or $837.96 monthly, in each case, as subject to increase.

8. Term. In Section 2.2(b) the time frame for notice to elect to extend the Initial Term by the Renewal Term shall be revised from “thirty (30) days” to “ninety (90) days”. By execution of this Second Amendment, Tenant hereby notifies Landlord of its election to extend the term of the Lease by the Renewal Term described in this Amendment with respect to the Office Space.

9. Sketch of Leased Premises. Exhibit B - Sketch of Leased Premises shall be replaced with the attached Exhibits B-1 and B-2 - Sketch of Leased Premises.

10. Ratification. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

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11. Integration. This Amendment constitutes the entire Amendment between the Parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, between the Parties with respect to the subject matter hereof.

12. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Michigan.

13. Counterparts and Authority. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date and year first written above.

LANDLORD:
MICHIGAN LAND BANK FAST TRACK AUTHORITY

By:	/s/ Michele M. Wildman
Name:	Michele M. Wildman
Title:	Authorized Officer
State of Michigan Land Bank Fast Track Authority,
Pursuant to Executive Order 2014-8 dated May 22, 2014

TENANT:
PRONAI THERAPEUTICS, INC.

By:	/s/ Nick Glover
Name:	Dr. Nick Glover
Title:	President and CEO

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EXHIBIT B - SKETCH OF LEASED PREMISES

Exhibit B-1:	Sketch of Office Space

Exhibit B-2:	Sketch of Lab Space and ROFR Space

B-1

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B-1-1

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B-1-2

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B-2-1